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CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 33-66516, No. 33-54741, No. 333-00903 and No. 333-13099) and in the Registration Statements on Form S-8 (No. 33-67834, No. 333-29711, No. 333-75732, No. 333-95255, No. 333-95259, No. 333-13099, No. 033-58852) of Western Gas Resources, Inc. of our report dated February 20, 2002 relating to the financial statements, which appears in this Annual Report on Form 10-K.

PricewaterhouseCoopers LLP

Denver, Colorado
March 15, 2002

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CONSENT OF INDEPENDENT ACCOUNTANTS